Exhibit 99.1

ERBA DIAGNOSTICS’ COMPLIANCE PLAN ACCEPTED BY NYSE MKT

ERBA DIAGNOSTICS DELAYS FILING ITS QUARTERLY REPORT ON FORM 10-Q

AND PROVIDES PRELIMINARY FINANCIAL INFORMATION

MIAMI, FL, May 15, 2013 – ERBA Diagnostics, Inc. (NYSE MKT: ERB) (the “Company”), a fully integrated in vitro diagnostics company, announced today that the Company received a letter from NYSE MKT LLC (the “Exchange”) stating that the Exchange has accepted the Company’s plan of compliance (the “Plan”) for continued listing.

As previously reported, the Company received a letter on April 17, 2013 from the Exchange stating that the Company was not in compliance with Sections 134 and 1101 of the Exchange’s Company Guide (the “Company Guide”) due to the Company’s failure to timely file its Annual Report on Form 10-K for the year ended December 31, 2012 with the Securities and Exchange Commission (the “SEC”).  This delay in the filing of the Company’s Annual Report on Form 10-K occurred as a result of unforeseen delays in connection with the Company completing the consolidated financial statements of its recently acquired subsidiaries – Drew Scientific, Inc. and JAS Diagnostics, Inc.  The letter also stated that the Company’s failure to timely file its Annual Report on Form 10-K for the year ended December 31, 2012 was a material violation of its listing agreement with the Exchange and, therefore, pursuant to Section 1003(d) of the Company Guide, the Exchange was authorized to suspend and, unless prompt corrective action was taken, remove the Company’s securities from the Exchange.

The Company was afforded the opportunity to submit a plan of compliance to the Exchange and, on April 29, 2013, the Company presented its Plan to the Exchange. On May 10, 2013, the Exchange notified the Company that it accepted the Company’s Plan and granted the Company an extension until July 16, 2013 (the “Plan Period”) to regain compliance with the continued listing standards of the Company Guide. The Company will be subject to periodic review by the Exchange during the Plan Period. Failure to make progress consistent with the Plan or to regain compliance with the continued listing standards of the Company Guide by the end of the Plan Period could result in the Company being delisted from the Exchange. The Company is working diligently to complete and file its Annual Report on Form 10-K with the SEC, which the Company expects to do on or prior to May 31, 2013. In any event, the Company is working diligently to regain compliance with the Company Guide by July 16, 2013.

The Company also announced today that it is delaying the filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 because of delays in filing its Annual Report on Form 10-K for the year ended December 31, 2012. As a result, the Company expects to receive a letter from the Exchange stating that the Company is not in compliance with Sections 134 and 1101 of the Company Guide due to the Company’s failure to timely file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 with the SEC and that the Company’s failure to timely file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 is a material violation of its listing agreement with the Exchange. The Company is working diligently to complete and file its Quarterly Report on Form 10-Q with the SEC as promptly as practicable.

The Company anticipates reporting the following financial information in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2013:

•	Revenues of approximately $6,500,000 for the quarter ended March 31, 2013 compared to revenues of $4,300,000 for the quarter ended March 31, 2012;
•	Net loss of approximately $200,000 for the quarter ended March 31, 2013 compared to net loss of $80,000 for the quarter ended March 31, 2012;
•	Total assets of approximately $23,300,000 for the quarter ended March 31, 2013 compared to total assets of $17,000,000 for the quarter ended March 31, 2012;
•	Total liabilities of approximately $7,500,000 for the quarter ended March 31, 2013 compared to total liabilities of $6,300,000 for the quarter ended March 31, 2012; and
•	Total shareholders’ equity of approximately $15,800,000 for the quarter ended March 31, 2013 compared to total shareholders’ equity of $10,800,000 for the quarter ended March 31, 2012.

The financial information above includes the accounts of the Company and its legacy wholly-owned subsidiaries – Diamedix Corporation, ImmunoVision, Inc. and Delta Biologicals, S.r.l. – and, after the acquisition date of October 3, 2012, its recently acquired wholly-owned subsidiaries – Drew Scientific, Inc., JAS Diagnostics, Inc. and Drew Scientific Limited Co. The financial information above is based upon the data currently available to the Company and the current assumptions and expectations of the Company, many of which are based upon matters beyond the control of the Company.

About ERBA Diagnostics, Inc.

ERBA Diagnostics, Inc. (www.erbadiagnostics.com), headquartered in Miami, Florida, is a fully integrated in vitro diagnostics company that develops, manufactures and distributes in the United States and internationally, proprietary diagnostic reagents, test kits and instrumentation, primarily for autoimmune and infectious diseases, through its legacy subsidiaries – Diamedix Corporation (U.S.), Delta Biologicals S.r.l. (Europe) and ImmunoVision, Inc. (U.S.) – and through its recently acquired subsidiaries – Drew Scientific, Inc. (U.S.), JAS Diagnostics, Inc. (U.S.) and Drew Scientific Limited Co. (Europe).

Safe Harbor Statement

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties that may affect the business and prospects of the Company, including, without limitation, the risks and uncertainties that: the Company may not make progress consistent with the Plan during the Plan Period; the Company may not be able to regain compliance with the Company Guide by July 16, 2013, which would result in the Company’s common stock being delisted by the Exchange; the Exchange may initiate delisting proceedings, which would result in the Company’s common stock being delisted by the Exchange; the Company’s financial results may take longer to prepare than anticipated; the Company may not be able to file its Annual Report on Form 10-K for the year ended December 31, 2012 on or prior to the timeframe set forth above; the Company may not be able to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 on or prior to the timeframe set forth above; the actual financial information as of and for the quarter ended March 31, 2013 may differ materially from the anticipated financial information set forth above; the Company’s independent registered public accounting firm has not audited or reviewed the financial information set forth above; if the Company does not comply with any one or more of the timeframes set forth above, then the Company’s common stock may be delisted by the Exchange; during the Company’s period of noncompliance with Sections 134 and 1101 of the Company Guide, the Company’s common stock may be delisted by the Exchange; the Company’s integration of its recently acquired subsidiaries – Drew Scientific, Inc., JAS Diagnostics, Inc. and Drew Scientific Limited Co. – into the Company may take longer than anticipated; the Company may receive a letter from the Exchange regarding the Company’s failure to timely file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 that is different than as expected and described above; and other risks and uncertainties that may cause results to differ materially from those set forth in the forward-looking statements. See also the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011, as supplemented by Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, each filed with the SEC, for further discussion of certain risks and uncertainties that could materially and adversely affect our business, operating results or financial condition. Many of these factors are beyond our control. In addition to the risks and uncertainties set forth above, investors should consider the economic, competitive, governmental, technological and other risks and uncertainties discussed in the Company’s filings with the SEC, including, without limitation, the risks and uncertainties discussed under the heading “Risk Factors” in such filings.

Company Contact:

Kevin Clark,

CEO, COO and President

Telephone: 305-324-2300